UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2008

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On April 30, 2008, we received $6,000,000 cash and issued 1,000,000 shares of unregistered Cytori common stock to Green Hospital Supply, Inc. pursuant to our Common Stock Purchase Agreement dated February 8, 2008 and amended February 29, 2008 (the “Purchase Agreement”).  As previously reported, the sale of the first 1,000,000 shares under the Purchase Agreement was consummated on February 29, 2008.  A copy of the press release announcing the April 30 second closing is attached hereto as Exhibit 99.1.

There were no underwriting discounts or commissions payable in respect of this sale, and Cytori relied on the Section 4(2) exemption from the Securities Act’s registration requirements given Green is an existing investor in Cytori and is the only purchaser under the Purchase Agreement.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1          Cytori Therapeutics, Inc. Press Release, dated April 30, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: May 2, 2008	By: /s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

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